UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2010

Orchid Cellmark Inc.

(Exact name of the registrant as specified in its charter)

Delaware	000-30267	22-3392819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4390 US Route One, Princeton, NJ 08540

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (609) 750-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 30, 2010, each of Sidney M. Hecht and Kenneth D. Noonan, members of the Board of Directors of Orchid Cellmark Inc. (the “Company”) notified the Company that he will not stand for re-election at the Company’s 2010 Annual Meeting of Stockholders. Both Dr. Hecht and Dr. Noonan are Class I directors of the Company with terms ending at the 2010 Annual Meeting of Stockholders.

The decision of each of Dr. Hecht and Dr. Noonan not to stand for re-election was not due to any disagreement on any matters relating to the Company’s operations, policies or practices.

On July 30, 2010, the Board of Directors also designated November 9, 2010 as the date for the 2010 Annual Meeting of Stockholders. Stockholders who wish to present any stockholder proposal or director nomination for the 2010 Annual Meeting of Stockholders must deliver notice to us no earlier than August 11, 2010 and later than the close of business on September 10, 2010 and must comply with the requirements of the Securities and Exchange Commission (the “SEC”) in order for any such stockholder proposal to be considered for inclusion in our proxy statement relating to the 2010 Annual Meeting of Stockholders. Stockholder proposals and director nominations delivered after such time will not be considered at the 2010 Annual Meeting of Stockholders. If a stockholder proposal was delivered by such time but after the date for inclusion in the proxy statement, management proxies may confer discretionary authority to vote on the matters presented at the 2010 Annual Meeting of Stockholders by a stockholder in accordance with the proxy rules of the SEC. All stockholder proposals and director nominations should be marked for the attention of Corporate Secretary, Orchid Cellmark Inc., 4390 US Route One, Princeton, New Jersey 08540.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orchid Cellmark Inc.

Date: August 2, 2010	By:	/s/ William J. Thomas
	Name:	William J. Thomas
	Title:	Vice President and General Counsel